                                                                    EXHIBIT 99.3

                GREENPOINT MANUFACTURED HOUSING CONTRACT TRUST
                           PASS THROUGH CERTIFICATES
                                 SERIES 1998-1
                   January 1, 1999 through December 31, 1999


                                             Class A-1         Class A-2
                                          ---------------    --------------
1999 Distribution Allocable to Principal    40,660,992.13     28,175,468.00
1999 Distributions Allocable to Interest    30,092,600.19     13,841,131.61
12/31/99 Remaining Principal Balance       430,587,067.53    217,427,166.43


Number and aggregate remaining principal balance of Contracts with payments delinquent:

   Days Delinquent       Number        Aggregate Remaining Principal Balance
   ---------------       ------        -------------------------------------
      31 - 59             376                       14,137,819.29
      60 - 89             111                        4,275,403.26
     90 or more           131                        5,901,813.25

Aggregate amount of servicing fees and expenses payable out of the trust for 1999:                      6,868,847.68

The number of contracts that were repurchased or replaced during 1999                                              0

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon                       30,588,017.72

The balance in the Reserve Account as of 12/31/99                                                               0.00

1999 Cumulative Realized Losses                                                                        10,288,336.03

The amount of any outstanding Monthly Advance Amount as of 12/31/99                                     2,691,120.25

1999 amounts deposited to Reserve Account                                                                       0.00

The pool scheduled principal balance, expressed as a percentage                                           89.0468404%
     of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                             283
    and the aggregate principal balance of the related defaulted Contracts                             11,123,784.21